Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

Cameron Klaus Global Communications 407-513-6066 cameron.klaus@mvwc.com
Marriott Vacations Worldwide Provides Update on Impact of Maui Wildfires
ORLANDO, Fla. — August 31, 2023 — Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW” or the “Company”) provided an update today on the anticipated business impact of the Maui wildfires on its operations and financial results. The Company operates four vacation ownership resorts and sales centers in West Maui representing more than 10% of its annual contract sales. In addition, its Aqua-Aston Hospitality property management business manages five properties in West Maui.
“Hawaii is a very special place for our Company and the tragic loss that the people of Maui have to endure as a result of the wildfires is difficult to see,” said John Geller, president and chief executive officer. “Throughout this disaster, our focus has been on the safety, security, and well-being of our Owners, members, guests and associates. At the present time, our number one priority is to take care of impacted associates and their families as they navigate through this difficult period.”
Following the wildfire devastation in West Maui on August 8, the Company enacted its disaster response protocols to reinstate power, internet and cell communication as quickly as possible. The inability to communicate at the onset with resort leadership, Owners, guests and associates proved challenging as the infrastructure around the town of Lahaina was impaired. With a large percentage of the Company’s nearly 1,700 associates on Maui sustaining significant damage to, or loss of, their homes and belongings, efforts have been focused on providing immediate relief while assessing the impacts and the long-term needs of its associates. The Company is providing temporary housing, food, supplies, on-site counseling, and fiscal benefits like disaster pay. An existing non-profit Relief Fund affiliated with the Company is also providing expedited relief grants while raising funds to aid those associates and their families who incur significant damage or displacement after a natural or civic disaster such as the wildfires in Maui.
Physical damage to the Company’s resorts and sales centers is minimal, however, with continued recovery efforts ongoing in West Maui and the challenging environment visitors will face if traveling to the area, the Company has cancelled all Owner and exchange reservations through at least September 10, 2023 and all transient rental and preview arrivals through at least the end of September. As a result, the Company expects contract sales in the third quarter to be adversely impacted by approximately $25 to $30 million. In addition, because of lower contract sales and impacts to the Company’s other Vacation Ownership business lines, as well as impacts to its Exchange and Third-party Management segment, the Company currently expects the

marriottvacationsworldwide.com

Maui wildfires to negatively impact its third quarter Net income attributable to common shareholders by $16 to $19 million and its Adjusted EBITDA by $22 to $27 million. While the Company intends to pursue relief available through insurance options, it is too early to estimate any recovery. The impact of the Maui wildfires on fourth quarter operating results will depend on the timing of the re-opening of our resorts and the pace that travel returns to the island of Maui.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about our expectations regarding the expected impacts of the wildfires on Maui, Hawaii on our results of operations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the long-term effects on demand for travel to Maui, the impacts on infrastructure on Maui and the time required for repair and recovery, our ability to and time required to repair any damage to our properties, the nature and extent of damage to our property and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.

Non-GAAP Financial Information
This press release includes adjusted EBITDA, which is a non-GAAP financial measure and is reconciled to the GAAP measure of Net income attributable to common shareholders in the table below.

	Impact of Maui Wildfires
($ in millions)	Low	High
Net income attributable to common shareholders	$(16)	$(19)
Provision for income taxes	(6)	(8)
Adjusted EBITDA	$(22)	$(27)
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.